Exhibit 10.9

SOFTWARE COPYRIGHT LICENSE AGREEMENT

Party A (Licensor)

Company Name: Jiangsu Ruiwuhang Zhilian Technology Co., Ltd.

Registered Address: Room 802, Building A5, No. 90 Dicui Road, Liyuan Street, Binhu District, Wuxi City

Legal Representative: Zhang Lina

Contact:

Party B (Licensee)

Company Name: Ruiwuhang (Shanghai) Facility Management Co., Ltd.

Registered Address: Building 2, No. 692 Yongjia Road, Xuhui District, Shanghai

Legal Representative: Chen Xiang

Contact:

Whereas Party A owns the copyright to certain software and is willing to authorize Party B to use such software under specific conditions, the Parties, in accordance with the Copyright Law of the People's Republic of China and other relevant laws and regulations, and on the basis of equality, voluntariness, and fairness, hereby enter into the following Software Copyright License Agreement:

I. Licensed Works

Party A hereby authorizes Party B to use a total of 12 software works, the names of which are as follows:

No.	Full Software Name	Version	Certificate No.	Software Copyright Registration No.
1	RUI Smartlink Vehicle Dispatch Management System	1.0	No. 16474437	2025SR1857153
2	RUI Smartlink Visitor Vehicle Management System	1.0	No. 16474412	2025SR1818214
3	RUI Smartlink Personnel Access Management System	1.0	No. 16495264	2025SR1839066
4	RUI Smartlink Construction Process Management System	1.0	No. 16513351	2025SR1857153
5	RUI Smartlink Inspection System	1.0	No. 16513318	2025SR1857120
6	IoT Device Data Transmission Service Software Based on ModBus TCP Protocol	1.0	No. 16476242	2025SR1820044
7	IoT Device Data Transmission Service Software Based on MQTT Protocol	1.0	No. 16474462	2025SR1818264
8	Artificial Intelligence Integrated Management Platform	1.0	No. 16513304	2025SR1857106
9	Smart Security Integrated Management Platform	1.0	No. 16495264	2025SR1839066
10	Smart Fire Protection Integrated Management Platform	1.0	No. 16476243	2025SR1820045
11	Smart Power Management Integrated Platform	1.0	No. 16495234	2025SR1839036
12	Intelligent Integrated Management Application Platform	1.0	No. 16495208	2025SR1839010

II. Scope of License

Party A hereby authorizes Party B to use the copyright of this software on a non-exclusive basis within the scope agreed upon in this Contract, including but not limited to reproduction, display, promotion, modification, and optimization.

Party B has the right to make necessary modifications and optimizations to this software according to business requirements, provided that such modifications do not harm the legitimate rights and interests of Party A. The ownership of copyright in derivative works created from modified software shall be governed by any separate agreement between the Parties; in the absence of such agreement, the copyright shall remain with Party A.

Upon obtaining the authorization, Party B may only use this software within the internal business scope of the Group and shall not transfer or disclose the copyright of this software to any third party outside the Group.

III. License Term

The term of this Software Copyright License shall be 10 years, commencing from the effective date of this Contract.

Upon expiration of the license term, Party B shall cease using this software and delete or destroy all copies of this software, unless the Parties separately enter into a renewal agreement.

IV. Rights and Obligations

Party A has the right to supervise Party B's use of the software within the scope of authorization to ensure that Party B uses this software in accordance with the Contract.

Party A shall provide Party B with necessary materials and assistance related to the software copyright to ensure Party B's normal use of the software.

Party B shall use the software copyright within the scope and manner agreed upon in the Contract and shall not exceed the scope of authorization.

Party B shall respect Party A's copyright and shall not copy, distribute, rent, or sell this software or its source code without authorization, nor engage in reverse engineering, decompilation, disassembly, or any other acts infringing upon Party A's copyright.

Both Parties shall jointly protect the security of this software and prevent third parties from infringing upon the copyright of this software.

V. Confidentiality

Both Parties shall keep confidential the contents of this Contract, transaction details, and other relevant information, and shall not disclose the same to any third party without the other Party's consent.

Party B shall strictly keep confidential any trade secrets and confidential information of Party A obtained during the use of this software and shall not disclose or use the same illegally. The confidentiality period shall be 10 years from the effective date of this Contract.

VI. Liability for Breach

If Party A discovers that Party B has exceeded the scope of authorization in using this software or has infringed upon Party A's copyright, Party A shall have the right to demand that Party B cease the infringing acts and pursue Party B's legal liability. Party B shall pay liquidated damages of RMB 50,000 per item to Party A, and shall compensate Party A for all losses incurred therefrom.

If either Party violates any other provision of this Contract, such Party shall compensate the non-breaching Party for all losses incurred therefrom.

VII. Dispute Resolution

Any dispute arising from the performance of this Contract shall be resolved through friendly negotiation between the Parties. If negotiation fails, either Party shall have the right to file a lawsuit with the competent People's Court.

VIII. Miscellaneous

This Contract shall take effect upon signature (or seal) by both Parties.

This Contract is made in duplicate, with each Party holding one copy, and both copies shall have equal legal effect.

Party A (Signature/Seal):   /s/ Zhang Lina________________

Date of Execution: __2025____ Year __9__ Month __20__ Day

Party B (Signature/Seal):   /s/ Chen Xiang______________

Date of Execution: __2025____ Year __9__ Month _20___ Day